Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release
PrivateBancorp, Inc. to Attend Upcoming Financial Conferences
CHICAGO, February 7, 2014 – PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will attend three investor conferences in February 2014. The conferences include:

•	Credit Suisse Financial Services Forum on Wednesday, February 12, 2014.

•	Sterne Agee Financial Institutions Investor Conference on Thursday, February 13, 2014.

•	Keefe, Bruyette & Woods Boston Bank Conference on Thursday, February 27, 2014.

◦	Webcast of fireside chat at 8:00 a.m. (Eastern).
Investors may access materials distributed in meetings at the conferences and the webcast on February 27, 2014 from the PrivateBancorp, Inc. Investor Relations section of the Company’s website at http://investor.theprivatebank.com.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2013, the Company had 33 offices in 10 states and $14.1 billion in assets. Our website is www.theprivatebank.com.

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